                                                                     EXHIBIT 5.1


                             ANDREWS & KURTH L.L.P.
                           4200 Texas Commerce Tower
                             Houston, Texas  77002


                                 April 2, 1996


USA Waste Services, Inc.
5400 LBJ Freeway
Suite 300 - Tower One
Dallas, Texas  75240

Ladies and Gentlemen:

         We have acted as counsel for USA Waste Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering of up to 27,263,059 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") to be exchanged for shares of Western Waste Industries ("Western") Common Stock, no par value, in connection with the merger of a wholly owned subsidiary of the Company with and into Western.

         In so acting, we have examined a copy of the Registration Statement, copies of the Company's certificate of incorporation and bylaws, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In giving such opinions, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Based on our examination as aforesaid and subject to the assumptions and limitations herein set forth, we are of the opinion that upon the issuance by the Company of the Shares as described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are concerned.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the use of our firm name under the caption "Legal Matters" therein.

                                        Very truly yours,


                                        ANDREWS & KURTH L.L.P.